EXHIBIT 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)
The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Barnes & Noble Education, Inc. (the “Company” or “BNED”) acquisition of MBS Textbook Exchange, LLC (“MBS”) (the “Acquisition”).
The following unaudited pro forma condensed combined financial statements give effect to the Acquisition under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).
The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, have a continuing impact on the combined results of BNED and MBS.
The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of BNED and MBS as of January 28, 2017 and January 31, 2017, respectively, and has been prepared to reflect the Acquisition as if it occurred on January 28, 2017. The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2016 is based on the historical consolidated results of operations of BNED and MBS, giving effect to the Acquisition as if it occurred on May 3, 2015. The unaudited pro forma condensed combined statement of operations for the 39 weeks ended January 28, 2017 is based on the historical consolidated results of operations of BNED and MBS, giving effect to the Acquisition as if it occurred on May 1, 2016.
The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the Acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating synergies, and certain one-time charges BNED expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of BNED and MBS. These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Acquisition been completed on the assumed dates or for the periods presented, or which may be realized in the future.
MBS’s business is highly seasonal, with the major portion of sales and operating profit realized during BNED’s first, second and third fiscal quarters, when MBS supplies textbooks to its wholesale customers for the upcoming Fall and Spring semesters and to its virtual customers before the start of classes, and significantly lower operating profit or operating loss realized during BNED’s fourth quarter. Consequently, the unaudited pro forma condensed combined statement of operations of MBS  for the 39 weeks ended January 28, 2017 should not be construed to be indicative of the expected results for the 52 weeks ended, April 29, 2017.
Additionally, future results of MBS and the Company may be impacted by certain risks. For example, since the demand for used and new textbooks is typically greater than the available supply, and MBS’s financial results are highly dependent upon its ability to build its textbook inventory from suppliers in advance of the selling season, any negative impact on MBS's ability to build its textbook inventory could have an adverse impact on financial results. Other risk factors inherent to the transaction, include, but are not limited to: our ability to successfully integrate the operations of MBS into our Company; our ability to fully realize, or any delay in the expected realization of, the anticipated benefits of the MBS acquisition; and our inability to renew MBS's supply contracts or enter into new ones. These risks and uncertainties and others described in Exhibit 99.1 to the Form 8-K, as amended, could cause actual results or outcomes to vary materially from those reflected in the unaudited pro forma condensed combined financial statements presented. A general description of the risks and uncertainties impacting the Company is detailed in the section titled “Risk Factors” in Part I - Item 1A in our Annual Report on Form 10-K for the year ended April 30, 2016.
To produce the unaudited pro forma financial information, we adjusted MBS’s assets and liabilities to their estimated fair values. We have engaged a third-party valuation company to complete the valuation of the MBS assets acquired and liabilities assumed. However, we have not completed the detailed valuation work necessary to arrive at the required final estimates of the fair value of the MBS assets to be acquired and the liabilities to be assumed and the related allocation of purchase price. The preliminary purchase price allocation was based on an initial valuation. Any increases or decreases in the fair value of relevant statement of financial position amounts will result in adjustments to the statement of financial position and/or statements of operations until the purchase price allocation is finalized. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements.

Accordingly, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•	BNED's audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the 52 weeks ended April 30, 2016;

•	BNED's unaudited condensed consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q for the 39 weeks ended January 28, 2017;

•	MBS's audited consolidated financial statements and related notes thereto for the year ended August 31, 2016;

•	MBS's unaudited consolidated financial statements and related notes thereto for the three months ended November 30, 2016.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
52 Weeks Ended April 30, 2016
(Dollars in thousands, except per share data)

	Historical
	BNED	MBS	Note 2	Note 4
	52 weeks ended, April 30, 2016	12 months ended, April 30, 2016	Reclassifications	Pro Forma and Other Adjustments		Pro Forma Condensed Combined
Sales:
Product sales and other	$1,579,617	$501,520	$3,868	$(96,789)	a)	$1,988,216
Rental income	228,412	—	—	—		228,412
Total sales	1,808,029	501,520	3,868	(96,789)		2,216,628
Cost of sales:
Product and other cost of sales	1,224,955	360,804	39,775	(91,962)	b)	1,533,572
Rental cost of sales	129,725	—	—	—		129,725
Total cost of sales	1,354,680	360,804	39,775	(91,962)		1,663,297
Gross profit	453,349	140,716	(35,907)	(4,827)		553,331
Selling and administrative expenses	372,821	88,898	(41,675)	1,330	c)	421,374
Depreciation and amortization expense	52,690	3,044	—	2,724	d)	58,458
Transaction costs	2,398	—	—	—		2,398
Restructuring costs	8,830	—	—	—		8,830
Impairment loss (non-cash)	11,987	—	—	—		11,987
Operating income	4,623	48,774	5,768	(8,881)		50,284
Other income	—	(11,650)	5,775	5,875	f)	—
Interest expense, net	1,872	681	(7)	6,035	g)	8,581
Income before income taxes	2,751	59,743	—	(20,791)		41,703
Income tax expense	2,667	—	—	14,014	h)	16,681
Net income	$84	$59,743	$—	$(34,805)		$25,022

Earnings per share of Common Stock:
Basic	$—					$0.54
Diluted	$—					$0.54
Weighted average shares of Common Stock outstanding:
Basic	46,238					46,238
Diluted	46,479					46,479

Refer to accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
39 Weeks Ended January 28, 2017
(Dollars in thousands, except per share data)

	Historical
	BNED	MBS	Note 2	Note 4
	39 weeks ended, Jan. 28, 2017	9 months ended, Jan. 31, 2017	Reclassifications	Pro Forma and Other Adjustments		Pro Forma Condensed Combined
Sales:
Product sales and other	$1,372,810	$436,417	$1,978	$(86,102)	a)	$1,725,103
Rental income	158,722	—	377	—		159,099
Total sales	1,531,532	436,417	2,355	(86,102)		1,884,202
Cost of sales:
Product and other cost of sales	1,098,682	288,772	30,948	(69,098)	b)	1,349,304
Rental cost of sales	97,998	—	194	—		98,192
Total cost of sales	1,196,680	288,772	31,142	(69,098)		1,447,496
Gross profit	334,852	147,645	(28,787)	(17,004)		436,706
Selling and administrative expenses	282,171	72,792	(33,264)	1,165	c)	322,864
Depreciation and amortization expense	39,057	1,965	—	2,362	d)	43,384
Transaction costs	2,638	—	—	—	e)	2,638
Restructuring costs	1,790	—	—	—		1,790
Operating income	9,196	72,888	4,477	(20,531)		66,030
Other income	—	(9,268)	4,478	4,790	f)	—
Interest expense, net	1,975	841	(1)	5,186	g)	8,001
Income before income taxes	7,221	81,315	—	(30,507)		58,029
Income tax expense	2,087	—	—	21,705	h)	23,792
Net income	$5,134	$81,315	$—	$(52,212)		$34,237

Earnings per share of Common Stock:
Basic	$0.11					$0.74
Diluted	$0.11					$0.73
Weighted average shares of Common Stock outstanding:
Basic	46,265					46,265
Diluted	46,716					46,716

Refer to accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
As of January 28, 2017
(Dollars in thousands)

	Historical
	BNED	MBS	Note 2	Note 4
	As of Jan. 28, 2017	As of Jan. 31, 2017	Reclassifications	Pro Forma and Other Adjustments		Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$132,061	$909	$—	$(125,035)	i)	$7,935
Receivables, net	178,825	62,129	56,200	(45,354)	j)	251,800
Merchandise inventories, net	494,032	124,171	(1,003)	(9,692)	k)	607,508
Textbook rental inventories	67,372	—	1,003	—		68,375
Prepaid expenses and other current assets	8,134	875	328	—		9,337
Total current assets	880,424	188,084	56,528	(180,081)		944,955
Property and equipment, net	107,272	10,039	—	399	l)	117,710
Intangible assets, net	191,628	—	—	17,831	m)	209,459
Goodwill	281,346	—	—	48,646	n)	329,992
Other noncurrent assets	39,233	5,029	(125)	79	o)	44,216
Total assets	$1,499,903	$203,152	$56,403	$(113,126)		$1,646,332
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$480,378	$44,561	$191	$(45,708)	p)	$479,422
Accrued liabilities	207,731	7,438	56,212	23,093	q)	294,474
Short-term borrowings	—	22,800	—	55,700	r)	78,500
Total current liabilities	688,109	74,799	56,403	33,085		852,396
Long-term deferred taxes, net	22,709	—	—	—		22,709
Deferred compensation	—	5,743	(5,743)	—		—
Other long-term liabilities	76,196	7,019	5,743	—		88,958
Total liabilities	787,014	87,561	56,403	33,085		964,063
Commitments and contingencies	—	—	—	—		—
Stockholders' equity:
Preferred stock	—	—	—	—		—
Common stock	490	1,001	—	(1,001)	s)	490
Additional paid-in capital	706,736	5,352	—	(5,352)	s)	706,736
Retained earnings	32,136	109,238	—	(139,858)	s)	1,516
Treasury stock, at cost	(26,473)	—	—	—		(26,473)
Total stockholders' equity	712,889	115,591	—	(146,211)		682,269
Total liabilities and stockholders' equity	$1,499,903	$203,152	$56,403	$(113,126)		$1,646,332

Refer to accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

1.	DESCRIPTION OF TRANSACTIONS AND BASIS OF PRESENTATION
On February 27, 2017, Barnes & Noble Education, Inc. (the “Company” or “BNED”), Ellar LLC (“Ellar”), Leonard Riggio (“Mr. Riggio”) and the other unitholders of Ellar party thereto (the “Unitholders”) and Ellar, as the Designated Representative, entered into a Purchase Agreement (the “Purchase Agreement”). Ellar and the Unitholders are referred to herein, collectively, as the “Seller” or “MBS Parties.”
Pursuant to the terms and subject to the conditions of the Purchase Agreement, we acquired 100% of the equity interests of MBS Textbook Exchange, LLC (“MBS”) from Ellar (the “Acquisition”), for cash consideration of $174,200. The Purchase Agreement was executed, and the Transaction closed, on the same day, and the Transaction was funded from cash on-hand and proceeds from our existing credit agreement, as amended.
The consolidated financial statements for MBS include its subsidiaries and/or affiliates, all of which were included in the Acquisition, except for MBS Realty Partner, L.P. ("MBS Realty"). MBS Realty is majority-owned by Mr. Riggio, who also owns approximately 16% of BNED’s outstanding shares. MBS Realty leases office and warehouse space solely to MBS. See pro forma footnote Note 4(c), 4(l) and 4(m).
The Acquisition is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations. Under the acquisition method, the total estimated purchase price is calculated as described in pro forma footnote Note 3. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on an initial valuation, which has been prepared by a third-party valuation company. However, we have not completed the detailed valuation work necessary to arrive at the required final estimates of the fair value of the MBS assets to be acquired and the liabilities to be assumed and the related allocation of purchase price. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the Acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. The final determination of the purchase price allocation is expected to be substantially complete in the second quarter of Fiscal Year 2018. The final determination of the recognition and measurement of the identified assets acquired and liabilities assumed will be based on the fair market value of actual net tangible and intangible assets and liabilities of MBS at the closing date of the acquisition.
For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, we have applied the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred.
The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the Acquisition and adjustments described in these pro forma footnotes.
The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of BNED and MBS as of January 28, 2017 and January 31, 2017, respectively, and has been prepared to reflect the Acquisition as if it occurred on January 28, 2017. The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2016 is based on the historical consolidated results of operations of BNED and MBS, giving effect to the Acquisition as if it occurred on May 3, 2015. The unaudited pro forma condensed combined statement of operations for the 39 weeks ended January 28, 2017 is based on the historical consolidated results of operations of BNED and MBS, giving effect to the Acquisition as if it occurred on May 1, 2016.

2.	ACCOUNTING POLICIES AND RECLASSIFICATIONS
We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between BNED and MBS, and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by BNED involved a review of MBS’s summary of significant accounting policies in their audited financial statements for the year ended August 31, 2016 and their unaudited financial statements for the three months ended November 30, 2016, and discussion with MBS's management regarding our significant accounting policies to identify material adjustments. The identified differences in the accounting policies has resulted in material reclassifications to MBS’s consolidated financial statements as a result of conforming MBS’s accounting policies to those of BNED.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

Additionally, the historical consolidated financial statements of MBS presented herein have been adjusted by reclassifying certain line items in order to conform to our financial statement presentation; these reclassifications are reflected in the column “Reclassifications.”
The reclassification adjustments on the statements of operations pertain to the following: (1) reclassification of product and other sales to rental income; (2) reclassification of product and other cost of sales to rental cost of sales; (3) reclassification of selling and administrative expenses to sales and cost of sales; and (4) reclassification of other income to sales, cost of sales, selling and administrative expenses, and interest expense. The reclassification of selling and administrative expenses to cost of sales was primarily comprised of payroll and warehouse costs related to inventory management and order fulfillment.
The reclassification adjustments on the balance sheet pertain to the following: (1) reclassification of the sales return allowance to accrued liabilities; (2) reclassification of merchandise inventory to textbook rental inventories; (3) reclassification of prepaid expenses and other current assets to accrued liabilities; (4) reclassification of other noncurrent assets to current assets; and (5) reclassification of accounts payable to accrued liabilities.

3.	PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED
The Acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.
We acquired 100% of the equity interests of MBS for cash consideration of $174,200. The following is a summary of consideration paid by BNED in the Acquisition:

Cash paid to Seller or escrow	$165,499
Consideration to Seller for pre-closing costs	4,657
Cash paid for Seller closing costs	4,044
Contract purchase price	$174,200
Consideration for payment to settle Seller's outstanding short-term borrowings	24,437
Consideration for reimbursement of pre-acquisition tax liability to Seller	14,668
Less: Consideration to Seller for pre-closing costs	(4,657)
Less: Consideration for settlement of pre-existing payable to Seller	(44,453)
Total value of consideration transferred	$164,195

The following is a summary of the preliminary estimated fair values of the net assets acquired:

Total estimated consideration transferred	$164,195
Cash and cash equivalents	$472
Accounts receivable, net	3,675
Merchandise inventory	129,299
Prepaid assets	722
Property and equipment	12,403
Intangible assets	21,576
Other assets	4,390
Total assets	$172,537
Accounts payable	$35,383
Other accrued liabilities	8,836
Deferred compensation	5,734
Other long-term liabilities	7,035
Total liabilities	$56,988
Net assets to be acquired	$115,549
Goodwill	$48,646

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

We paid $6,386 for our transaction-related costs, which primarily represents the fees paid to advisers and legal fees related to the Acquisition. For purposes of these unaudited pro forma condensed combined financial statements and the preliminary purchase accounting allocation, we adjusted the cash and cash equivalents balance for these transaction-related costs.
We have engaged a third-party valuation company to complete the valuation of the MBS assets acquired and liabilities assumed. However, we have not completed the detailed valuation work necessary to arrive at the required final estimates of the fair value of the MBS assets to be acquired and the liabilities to be assumed and the related allocation of purchase price. The final consideration, and amounts allocated to assets acquired and liabilities assumed in the Acquisition could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the Acquisition from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquisition. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.
The primary areas of the purchase price that are not yet finalized are related to inventory, intangible assets, property and equipment, amortization and depreciation lives, income tax items, and residual goodwill. Accordingly, adjustments will be made to the values of the assets acquired and liabilities assumed as additional information is obtained about the facts and circumstances that existed at the valuation date. The final determination of the purchase price allocation is expected to be substantially complete in the second quarter of Fiscal Year 2018. The valuations will consist of discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.

4.	PRELIMINARY PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION
The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the Acquisition are as follows:
(a) Sales
MBS is a new and used textbook wholesaler, which also sells textbooks online and provides bookstore systems and distant learning distribution services. Prior to the acquisition, we had a long-term supply agreement (“Supply Agreement”) with MBS, under which we purchased new and used printed textbooks for a given academic term prior to buying them from other suppliers, other than in connection with student buy-back programs. Additionally, the Supply Agreement provided that we could sell to MBS certain textbooks that we could not return to suppliers or use in our stores. MBS paid us commissions based on the volume of these textbooks sold to MBS each year and with respect to the textbook requirements of certain distance learning programs that MBS fulfilled on our behalf. Also, prior to the Acquisition, we entered into an agreement with MBS pursuant to which MBS purchased books from us, which had no resale value for a flat rate per box. For additional information, see Note 11 (Related Party Transactions) set forth on page 67 in our Form 10-K for the fiscal year ended April 30, 2016.
The pro forma adjustments include the elimination of these transactions between BNED and MBS, as well as a reduction to sales for certain contracts that expired prior to the acquisition date.

	Pro Forma Condensed Combined
Sales Adjustments:	52 weeks ended, April 30, 2016	39 weeks ended, Jan. 28, 2017
Eliminate MBS sales to BNED & BNED commissions earned from MBS, net	$(78,010)	$(109,538)
Reversal of the net period change for the sales return allowance related to BNED	(5,613)	23,828
Certain contracts that expired prior to the acquisition date	(13,166)	(392)
	$(96,789)	$(86,102)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

(b) Cost of Sales
The cost of sales adjustments included below are primarily related to the sales adjustments described in pro forma footnote Note 4(a) above which includes the eliminations related to product purchased and sold between BNED and MBS and the cost of sales related to the contract that expired prior to the acquisition date. In addition, we eliminated the intercompany profit in BNED's unsold ending inventory. The inventory fair value has been adjusted to conform with our inventory reserve methodology and to record amortization of the step-up in inventory fair value associated with the preliminary valuation.

	Pro Forma Condensed Combined
Cost of Sales Adjustments:	52 weeks ended, April 30, 2016	39 weeks ended, Jan. 28, 2017
Eliminate BNED purchases from MBS & MBS commissions recognized related to BNED, net	$(78,010)	$(109,538)
Net period change in fair value adjustment to MBS inventory, net of change in inventory reserve	(1,271)	21,958
Net period change in the reversal of return allowance, including allowance related to BNED	(2,762)	10,365
Net period change in the reduction of BNED inventory held at end of period (purchased from MBS) to MBS cost	(136)	8,430
Certain contracts that expired prior to the acquisition date	(9,783)	(313)
	$(91,962)	$(69,098)

(c) Selling and administrative expenses
The consolidated financial statements for MBS include its subsidiaries and/or affiliates, all of which were included in the Acquisition, except for MBS Realty Partner, L.P. ("MBS Realty"). MBS Realty leases office and warehouse space solely to MBS. At consolidation all intercompany accounts and transactions between MBS and MBS Realty were eliminated. The rent adjustment below reverses the elimination to reflect rent expense for MBS.
As part of the Acquisition, certain MBS employees were offered retention agreements. The agreements require continuous employment over the term of approximately three years and the related expense is amortized over that period.
The pro forma adjustments also include a reduction to selling and administrative expenses related to the allocated costs for certain contracts that expired prior to the acquisition date.

	Pro Forma Condensed Combined
Selling and Administrative Expenses Adjustments:	52 weeks ended, April 30, 2016	39 weeks ended, Jan. 28, 2017
Pro forma rent expense	$1,380	$1,035
Pro forma retention accrual	445	334
Certain contracts that expired prior to the acquisition date	(495)	(204)
	$1,330	$1,165

(d) Depreciation and amortization expense
As discussed in pro forma footnote Note 4(c), we did not acquire MBS Realty. This pro forma adjustment eliminates the MBS Realty depreciation which was included in the historical results of MBS.
The pro forma adjustments for amortization and depreciation reflect the net incremental amortization and depreciation expense associated with the estimated fair value of the property and equipment assets of $12,403 and the estimated fair value of the identifiable intangible assets of $21,576 acquired in the Acquisition. Refer to pro forma footnote Note 4(l) and 4(m) for details.
The pro forma adjustments also include a reduction to depreciation expense related to the allocated costs for certain contracts that expired prior to the acquisition date.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

	Pro Forma Condensed Combined
Depreciation and Amortization Adjustments:	52 weeks ended, April 30, 2016	39 weeks ended, Jan. 28, 2017
Pro forma amortization of intangible assets	$2,315	$1,736
Pro forma depreciation of property & equipment assets	3,454	2,591
Less: MBS historical depreciation and amortization expense	(2,667)	(1,705)
Less: MBS Realty depreciation	(297)	(206)
Certain contracts that expired prior to the acquisition date	(81)	(54)
	$2,724	$2,362

(e) Transaction costs
For purposes of these unaudited pro forma condensed combined financial statements and the preliminary purchase accounting allocation, we did not recognize expense for the transaction-related expenses incurred of $6,386, which primarily represents the fees paid to advisers and legal fees related to the Acquisition, as they are non-recurring expenses. We adjusted the cash and cash equivalents balance on the unaudited pro forma balance sheet for these payments.
(f) Other income
The pro forma adjustments include a reduction to other income of $5,875 and $4,790 for the 52 weeks ended April 30, 2016 and 39 weeks ended January 31, 2017, respectively, for MBS income earned for certain contracts that expired prior to the acquisition date.
(g) Interest expense, net
In connection with entering into the Purchase Agreement, we amended our existing credit agreement to add a new $100,000 incremental first in, last out seasonal loan facility (the “FILO Facility”), and borrowed approximately $55,000 under the credit facility to fund the Acquisition at February 27, 2017.
Loans under the FILO Facility will bear interest at a rate equal to the LIBOR rate, plus 3.00%. The FILO Facility will be available solely during the draw period each year, from April 1 through July 31. We are required to borrow 100% of the aggregate commitments under the FILO Facility on April 1 of each year, and the loans must be repaid in full (including interest and fees) on July 31 of each year. The Commitments under the FILO Facility will decrease from $100,000 to $75,000 on August 1, 2018, from $75,000 to $50,000 on August 1, 2019 and from $50,000 to $25,000 on August 1, 2020. We will pay a commitment fee of 0.375% on the daily unused portion of the FILO Facility.
The pro forma adjustment to interest expense reflects the additional interest expense that would have been incurred during the historical periods presented assuming the Acquisition, borrowings and repayments under the credit facility and seasonal required borrowings under the FILO Facility.
Financial adviser fees and debt issuance costs of $2,906 were incurred in conjunction with the amendment to the credit agreement and have been amortized over the term of the debt instrument for the purpose of calculating the net pro forma adjustment to interest expense.

	Pro Forma Condensed Combined
Interest Expense Adjustments:	52 weeks ended, April 30, 2016	39 weeks ended, Jan. 28, 2017
Amortization of financial adviser fees and debt issuance costs	$850	$638
Pro forma interest expense	5,866	5,390
Less: MBS historical interest costs	(681)	(842)
	$6,035	$5,186

(h) Income tax expense
Prior to the Acquisition, MBS elected to be taxed as an S corporation, under the applicable provisions of the Internal Revenue Code. As a result of this election, MBS generally did not incur federal or state income tax liability. Instead, MBS's net income or loss was included in computing the taxable income of the individual shareholders.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

The pro forma adjustment reflects a combined federal and state statutory rate of 40.0% and 41.0% for the 52 weeks ended April 30, 2016 and 39 weeks ended January 31, 2017, respectively, applied to the pro forma pre-tax income of the combined entity. This rate does not take into account any historical or possible future tax events that may impact the combined company.
(i) Cash and Cash Equivalents
The following cash and cash equivalent pro forma adjustments are primarily related to payments related to the Acquisition and for the credit agreement amendment as described in pro forma footnote Note 3 and Note 4(e) and 4(g) above.

Pro Forma Condensed Combined
Cash and Cash Equivalents Adjustments:	As of Jan. 28, 2017
Cash portion of Acquisition consideration, including debt payment	$(193,980)
Pro forma proceeds from additional borrowings, net	78,500
Payment of transaction-related expenses	(6,386)
Payment for financial adviser fees and debt issuance costs	(2,905)
Less: MBS Realty cash	(264)
$(125,035)

(j) Receivables, net
The pro forma adjustment reflects the elimination of MBS's accounts receivable from BNED. Refer to pro forma footnote Note 4(a), 4(b), and 4(p).
(k) Merchandise Inventories, net
The pro forma adjustment reflects the elimination of MBS's return allowance related to BNED, the reduction of BNED's inventory held at the end of the period to MBS cost and the net reduction in the fair value of MBS's inventory. Refer to pro forma footnote Note 4(a) and 4(b).

Pro Forma Condensed Combined
Merchandise Inventory Adjustments:	As of Jan. 28, 2017
Reduction of BNED inventory held at the end of the period to MBS cost for inventory purchased from MBS	$(11,027)
Adjust MBS inventory to fair value, net of inventory reserve adjustment	1,335
$(9,692)

(l) Property and equipment, net
The pro forma adjustment primarily reflects the adjustment to the estimated fair value of the property and equipment assets, as well as the net incremental depreciation expense associated with the estimated fair value of the property and equipment assets.

Pro Forma Condensed Combined
Property and Equipment Adjustments:	As of Jan. 28, 2017
Adjust property and equipment to fair value	$7,452
Pro forma depreciation expense for property & equipment assets	(6,045)
Less: MBS historical depreciation expense	4,080
Less: MBS Realty property	(5,088)
$399

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

(m) Intangible assets, net
The pro forma adjustment reflects the intangible assets identified measured at their estimated fair value, as well as the net incremental amortization expense associated with the estimated fair value of the intangible assets.

	Estimated Useful Life (Years)	Pro Forma Condensed Combined
Intangible Assets Adjustments:		As of Jan. 28, 2017
Favorable leasehold interest	6.6	$1,091
Trade name	10.0	3,500
Technology	3.0	1,500
Bookstore relationships	13.0	13,000
Direct customer relationships	15.0	2,000
Non-compete agreements	3.0	500
Estimated fair value of identified intangible acquisitions		$21,591
Pro forma amortization expense for intangible assets		(3,760)
		$17,831

The favorable leasehold intangible relates to the lease for the office and warehouse space leased from MBS Realty, which is majority-owned by Mr. Riggio, who also owns approximately 16% of BNED’s outstanding shares. See pro forma footnote Note 4(c).
The estimated fair value of intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives. The amortizable lives reflect the periods over which the assets are expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase annual pro forma amortization by approximately $232. In addition, with other assumptions held constant, a one year increase in the estimated useful lives of the intangible assets would change annual amortization expense by approximately $300.
(n) Goodwill
The adjustment reflects the preliminary estimated adjustment to goodwill as a result of the Acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in pro forma footnote Note 3. The preliminary pro forma adjustment to goodwill of $48,646 is the net of the preliminary purchase price consideration of $164,195 less the fair value of the net assets acquired of $115,549. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, we will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is primarily attributable to the acquired assembled and trained workforce of MBS and new growth opportunities. The goodwill is expected to be deductible for tax purposes.
(o) Other noncurrent assets
The pro forma adjustment of $79 is the remaining unamortized debt issuance costs of $1,417 ($2,906 in debt issuance costs less amortization of $851 and $638 for the 52 weeks ended April 30, 2016 and 39 weeks ended January 31, 2017, respectively) less the elimination of MBS's historical goodwill and intangible assets of $1,338 previously classified as other noncurrent assets. Refer to pro forma footnote Note 4(g).
(p) Accounts payable
The pro forma adjustment of $45,708 reflects the elimination of BNED's accounts payable to MBS. Refer to pro forma footnote Note 4(a), 4(b) and 4(j).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

(q) Accrued liabilities
The pro forma adjustment primarily reflects the adjustment to increase accrued liabilities for income taxes.
Prior to the Acquisition, MBS elected to be taxed as an S corporation under the applicable provisions of the Internal Revenue Code. As a result of this election, MBS generally did not incur federal or state income tax liability. Instead, MBS’s net income or loss was included in computing the taxable income of the individual shareholders. In lieu of the Seller receiving a distribution for the pre-acquisition tax liability, we will reimburse the Seller for the pre-acquisition tax liability and have included a pro forma accrual adjustment for the liability.
The accrual for pro forma income tax liability has been reduced to the extent that the liability for income tax has been included in the pre-acquisition tax liability of the Seller.
As discussed in pro forma footnote Note 3, final estimates of the fair value of the MBS assets to be acquired and the liabilities to be assumed and the related allocation of purchase price have not been determined. Accordingly, adjustments may be made to the assets acquired and liabilities assumed as additional information is obtained, such as when the final pre-acquisition tax liability amount is determined. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the Acquisition from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquisition. The final determination of the purchase price allocation may be substantially complete in the second quarter of Fiscal Year 2018.
Refer to pro forma footnote Note 3 and Note 4(h).

Pro Forma Condensed Combined
Accrued Liabilities Adjustments:	As of Jan. 28, 2017
Consideration for reimbursement of pre-acquisition tax liability to Seller (see pro forma footnote Note 3)	$14,668
Less Interest paid to settle MBS's debt (see Note 4(r))	(1,637)
Pro forma elimination of accrued expenses related to BNED	(846)
Pro forma retention expense accrual	334
Pro forma income tax expense accrual	10,574
$23,093

(r) Short-term borrowings
In connection with entering into the Purchase Agreement, we amended our existing credit agreement to add a new $100,000 incremental first in, last out seasonal loan facility (the “FILO Facility”), and borrowed approximately $55,000 under the Credit Facility to fund the acquisition at February 27, 2017. The pro forma combined balance sheet as of January 28, 2017 reflect the estimated total short-term borrowings of $78,500 assuming the Acquisition occurred on January 28, 2017. Refer to pro forma footnote Note 4(g).
The pro forma adjustment also includes the reduction of MBS's debt of $22,800 which was consideration paid by us at closing. Refer to pro forma footnote Note 3.
(s) Stockholders’ equity
Adjustment reflects the elimination of the historical equity balances of MBS, the pro forma reduction to retained earnings to reflect the pro forma adjustments discussed in the pro forma footnotes above.